UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

VAN ECK WORLDWIDE INSURANCE TRUST
(Name of Registrant as Specified in its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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VAN ECK WORLDWIDE INSURANCE TRUST
WORLDWIDE ABSOLUTE RETURN FUND

99 Park Avenue
New York, New York 10016

December 10, 2007

Dear Shareholders:

Effective August 3, 2007, PanAgora Asset Management, Inc. (“PanAgora”), one of the investment subadvisers to the Worldwide Absolute Return Fund (the “Fund”), has had a change of control as a result of a transaction whereby Marsh & McLennan Companies, Inc. transferred its ownership interest in Putnam Investments Trust, the indirect parent company of PanAgora, to a wholly-owned subsidiary of Great-West Lifeco Inc. (“Great-West”). Great-West is a financial services holding company with operations in Canada, the United States and Europe and is a member of the Power Financial Corporation group of companies.

Because this transaction involved a change of control of PanAgora, it was considered an “assignment” of the subadvisory agreement between PanAgora and Van Eck Associates Corporation, the Fund’s investment adviser, and resulted in the automatic termination of the subadvisory agreement, as required under the Investment Company Act of 1940, as amended.

The Board of Trustees of the Fund authorized the Fund’s investment adviser to enter into a new subadvisory agreement with PanAgora, which is substantially identical to the prior agreement. PanAgora and the Adviser entered into the new agreement on October 17, 2007.

PanAgora continues to be an approved subadviser to the Fund, but is not currently managing any portion of the Fund’s assets. The Fund does not anticipate that this transaction will have any material impact on how the Fund is managed on a day-to-day basis. The attached Information Statement provides more information regarding the Fund, PanAgora, and the Board’s considerations in approving the new subadvisory agreement.

Sincerely yours,

/s/ Keith J. Carlson
Keith J. Carlson
Chief Executive Officer and President
Van Eck Worldwide Insurance Trust

VAN ECK WORLDWIDE INSURANCE TRUST
WORLDWIDE ABSOLUTE RETURN FUND

99 Park Avenue
New York, New York 10016

INFORMATION STATEMENT

December 10, 2007

     THIS INFORMATION STATEMENT DOES NOT
REQUEST ANY ACTION BY SHAREHOLDERS. WE ARE
NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Introduction

This Information Statement provides information regarding a change of control of PanAgora Asset Management, Inc. (“PanAgora”), one of the subadvisers to Worldwide Absolute Return Fund (the “Fund”), a portfolio series of the Van Eck Worldwide Insurance Trust (the “Trust”).

On August 3, 2007, Marsh & McLennan Companies, Inc. transferred its ownership interest in Putnam Investments Trust, the indirect parent company of PanAgora, to a wholly-owned subsidiary of Great-West Lifeco Inc. (“Great-West”) (the “Transaction”). Great-West is a financial services holding company with operations in Canada, the United States and Europe and is a member of the Power Financial Corporation group of companies. Power Financial Corporation, a global company with interests in the financial services industry, is a subsidiary of Power Corporation of Canada, a financial, industrial, and communications holding company.

Because the Transaction resulted in a change in control of PanAgora (because Great-West became the ultimate parent of Putnam, the majority holder of PanAgora), it constituted an “assignment,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the subadvisory agreement in effect at the time of the Transaction (the “Prior Agreement”) between PanAgora and Van Eck Associates Corporation (the “Adviser”). As required under the 1940 Act, the Prior Agreement provided for its automatic termination in the event of its assignment.

At a meeting in person on September 12, 2007, the Board of the Trust, comprised solely of Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust, considered and approved a new subadvisory agreement with PanAgora (the “New Agreement”), which is substantially identical to the Prior Agreement. PanAgora and the Adviser entered into the New Agreement on October 17, 2007.

Under the New Agreement, PanAgora is an approved subadviser to the Fund, but is not currently managing any portion of the Fund’s assets. The Fund does not anticipate that this transaction will have any material impact on how the Fund is managed on a day-to-day basis. The Fund will not bear the expenses incurred in connection with preparing this Information Statement.

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This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend subadvisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new subadvisers and/or changes to the existing subadvisory agreements.

Information about the Trust and the Fund

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of five separate portfolio series. In addition to the Fund, the Trust consists of the following series: Worldwide Bond Fund, Worldwide Emerging Markets Fund, Worldwide Hard Assets Fund and Worldwide Real Estate Fund. Shares of the Fund and the other series of the Trust are offered only through separate accounts of various insurance companies to fund the benefits of variable life insurance and variable annuity policies.

The Fund seeks to achieve consistent absolute (positive) returns in various market cycles. The Fund utilizes a “manager of managers” investment approach, by allocating the Fund’s assets among multiple investment subadvisers with experience in managing absolute return strategies. The Adviser is responsible for determining the allocation of the Fund’s assets among the subadvisers, and for overseeing and monitoring the subadvisers. Each subadviser in turn is responsible for the day-to-day management of the Fund’s assets allocated to the subadviser by the Adviser.

Currently, the Fund has investment subadvisory agreements with four subadvisers: Analytic Investors, Inc. (“Analytic”), Lazard Asset Management LLC (“Lazard”), Martingale Asset Management, L.P. (“Martingale”) and PanAgora. Of the Fund’s four approved subadvisers, only Analytic and Lazard are currently actively managing a portion of the Fund’s assets. For providing services to the Fund under a subadvisory agreement, each active subadviser receives a fee from the Adviser, which is paid from the advisory fees the Fund pays the Adviser.

Information about the Transaction

PanAgora, a Delaware corporation, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Putnam Investments, LLC (“Putnam”) owns approximately 80% of the outstanding voting stock of PanAgora. The remainder of PanAgora’s voting stock (approximately 20%) is held by Nippon Life Insurance Company (“Nippon Life”). Prior to the Transaction, Putnam was ultimately owned by Marsh & McLennan Companies, Inc.,(“Marsh & McLennan”) a publicly-owned holding company whose principal businesses are international insurance and reinsurance brokerage, employee benefit consulting and investment management. The principal businesses of Nippon Life are insurance (primarily life insurance) and investment management. The principal business of Putnam is money management.

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On January 31, 2007, Marsh & McLennan and Great-West, entered into a purchase agreement pursuant to which, on August 3, 2007, Great-West acquired Marsh & McLennan’s interests in Putnam’s parent company and related firms. As a result of the Transaction, Putnam is now owned, through a series of wholly-owned subsidiaries, by Great-West.

Great-West is a financial services holding company with operations in Canada, the United States and Europe and is a member of the Power Financial Corporation group of companies. Power Financial Corporation, a global company with interests in the financial services industry, is a subsidiary of Power Corporation of Canada, a financial, industrial, and communications holding company, of which Mr. Paul Desmarais, Sr., through a group of private holding companies which he controls, has voting control. The address of Mr. Desmarais, Power Corporation of Canada, and Power Financial Corporation, is 751 Victoria Square, Montreal, Quebec H2Y 2J3. The address of Great-West is 100 Osborne Street North, Winnipeg, Manitoba, R3C 3A5.

Information about PanAgora

PanAgora, located at 260 Franklin Street, Boston, Massachusetts 02110, was founded in 1985. PanAgora manages approximately $23.9 billion as of August 31, 2007 for pension plans, endowments, foundations, unions, and financial service providers around the globe. PanAgora also maintains partnerships in Europe and Asia.

PanAgora is not currently managing any portion of the Fund’s assets. In managing any of the Fund’s assets, PanAgora would employ a fixed income long/short strategy.

The following individuals serve as principal executive officers of PanAgora:

Name	Title/Occupation
Eric H. Sorensen	Director, CEO & President
Charles E. Haldeman	Chairman
Kiyoshi Ujihara	Director
Yoshikazu Takeda	Director
Francis J. McNamara,	Director
Amrit Kanwal	Director
Linwood E. Bradford	Director
Kevin M Cronin,	Director
Sandra C. Whiston	Director
Michael H. Turpin	Chief Operating Officer
Paul Sutton	Chief Financial Officer and Treasurer
Louis X Iglesias	Chief Compliance Officer
Edgar E. Peters	Chief Investment Officer
Perry J. Vieth	Chief Investment Officer
Hsiaoping R. Hua,	Chief Investment Officer

The principal business address of PanAgora is 260 Franklin Street, Boston, MA 02110. The principal business address of Putnam is One Post Office Square, Boston, MA 02109. The principal business address of Nippon Life is 1-2-2 Yurakucho Chiyodo-Ku, Tokyo 100-8444, Japan.

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Terms of the Subadvisory Agreement

The terms and conditions of the New Agreement with PanAgora are substantially identical to the terms and conditions of the Prior Agreement, and substantially similar to those of each existing subadvisory agreement with the Fund’s other subadvisers, except that the fee rate to be paid to PanAgora under the subadvisory agreement may differ from the fee rate charged by the other current subadvisers pursuant to their respective subadvisory agreements. The form of the subadvisory agreement with PanAgora is attached as Exhibit A to this Information Statement.

Generally, under the Fund’s subadvisory agreements, including the Prior Agreement and New Agreement, each subadviser is responsible, with respect to the Fund’s assets allocated to a subadviser (the “Allocated Assets”), for:

  Providing an investment program for the Allocated Assets in consultation with, and subject to the overall supervision and review of, the Board and the Adviser, and in accordance with the Fund’s investment objectives, policies and restrictions, and with the Fund’s articles of incorporation, bylaws, and prospectus;

  providing the office space, facilities and equipment required for managing the Allocated Assets;

  placing orders to purchase and sell investments and selecting brokers and seeking the best overall terms available for such transactions;

  maintaining books and records on portfolio transactions;

  providing transactional information to the Fund’s custodian;

  providing records and reports to the Adviser and the Fund’s Board as necessary; and

  maintaining compliance policies and procedures.

Board Consideration of the New Agreement

The Board of the Trust considered and approved the New Agreement at a meeting in person on September 12, 2007. The Board considered the information presented to Board in connection with its most recent approval of the Prior Agreement, which was completed on May 31, 2007. Among other things, the Board considered that the New Agreement would have terms and conditions substantially identical to those of the Prior Agreement, and that the scope and quality of services to be provided to the Fund under the New Agreement will be at least equivalent to the scope and quality of services provided under the Prior Agreement. The Board noted that, in connection with the recently completed annual contract review process, the Board had concluded that each of the subadvisers to the Fund, including PanAgora, was qualified to manage the Fund’s assets. The Board further noted that PanAgora currently is not managing any portion of the assets of the Fund.

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The Board considered representations provided by PanAgora to the effect that: (i) under the New Agreement, it would continue to provide advisory and management services to the Fund with no material changes in operating conditions; (ii) its senior portfolio management teams would continue in their present capacities, and (iii) no material changes had been made to its compliance policies and procedures and its code of ethics since May 31, 2007. The Board further noted that PanAgora had also provided the Trust with a certification confirming that PanAgora maintains procedures reasonably designed to prevent its “access persons” from violating its code of ethics.

The Board also considered a variety of additional factors, including, but not limited to: (1) the nature, extent and quality of the services to be provided by PanAgora in managing assets of the Fund; (2) the capabilities and background of PanAgora’s investment personnel, and the overall capabilities, experience, resources and strengths of PanAgora in managing other accounts utilizing similar investment strategies; (3) the terms of the sub-advisory agreement with PanAgora and the reasonableness and appropriateness of the particular fee to be paid for the services described therein; and (4) the Fund’s structure and the manner in which PanAgora’s investment strategy will assist the Fund in pursuing its investment objectives.

The Board considered additional factors with respect to the Fund and its other subadvisers, which consist, in addition to PanAgora, of Analytic, Lazard and Martingale. The Board concluded that it would be in the interest of the Fund to maintain the range of allowable investments and subadvisers for the Fund in pursuing its investment objective.

In considering the qualifications of PanAgora as a subadviser to the Fund, the Board concluded that PanAgora is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies, that PanAgora’s investment strategy is appropriate for pursuing the Fund’s investment objectives, and that such strategy would be complementary to the investment strategy employed by the Fund’s other active sub-adviser.

The Board did not consider any single factor as controlling in determining whether or not to enter into the sub-advisory agreement with PanAgora. Nor are the items described herein all of the matters considered by the Board. Based on its consideration of the foregoing factors and conclusions, and such other factors and conclusions as it deemed relevant, and assisted by the advice of its independent counsel, the Board concluded that entering into the New Agreement, including the fee structure, is in the interests of shareholders, and that the Adviser should be authorized to enter into the New Agreement with PanAgora in substantially the form presented to the Board meeting.

Information about the Adviser

The investment adviser and manager of the Fund is the Adviser, a Delaware corporation, pursuant to an Advisory Agreement with the Trust. The Adviser is an investment adviser registered under the Advisers Act. Its principal business address is 99 Park Avenue, New York, New York 10016. John C. van Eck, Sigrid van Eck, Jan F. van Eck and Derek S. van Eck own 100% of the voting stock of the Adviser. The following chart provides information about the Adviser’s owners, directors and executive officers and those persons who are also officers of the Trust:

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Name	Position with the Adviser	Position with the Trust

John C. van Eck	Chairman, Owner & Director	None

Derek S. van Eck	Executive Vice President, Director, Owner & Chief	Executive Vice President
Investment Officer

Jan F. van Eck	Executive Vice President, Director and Owner	Executive Vice President

Sigrid S van Eck	Owner	None

Bruce J. Smith	Senior Vice President, Treasurer and Chief Financial Officer	Senior Vice President and
Chief Financial Officer

Keith J. Carlson	President	Chief Executive Officer and
President

Thomas. K. Lynch	Chief Compliance Officer	Chief Compliance Officer

Joseph J. McBrien	Senior Vice President and General Counsel	Senior Vice President and
Secretary

Jonathan R. Simon	Vice President and Assistant Secretary	Vice President and Assistant
Secretary

The Adviser is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of the Fund according to its investment objective and strategies. The advisory fee paid to the Adviser for services provided to the Fund is at an annual rate of 2.50% of average daily net assets of the Fund. This fee is computed daily and paid monthly and includes the fee paid to the Adviser for accounting and administrative services. The Adviser has contractually agreed to waive fees and reimburse certain operating expenses (excluding brokerage fees and expenses, transaction fees, interest, dividends paid on securities sold short, taxes and extraordinary expenses) to the extent Fund’s Total Annual Operating Expenses exceed 2.50% of average daily net assets.

Administrative and Accounting Services

Shares of the Fund are offered on a continuous basis and are distributed through Van Eck Securities Corporation, 99 Park Avenue, New York, New York, a wholly owned subsidiary of the Adviser. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the Trust’s portfolio securities and cash. Forum Financial Group LLC, Two Portland Square, Portland, Maine 04101, serves as the Fund’s transfer agent. Ernst & Young LLP, Five Times Square, New York, New York 10036, serves as the Trust’s independent registered public accounting firm.

Affiliated Brokerage Commissions

For the fiscal year ended December 31, 2006, the Fund paid no commissions to brokers affiliated with the Adviser or the subadvisers.

Principal Shareholders

As of August 31, 2007, shareholders of record of 5% or more of the outstanding shares of the Fund were as follows:

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Name	Holdings
New York Life Insurance Company	8.58%
Nationwide	15.29%
Van Eck Securities Corporation	17.64%
Jefferson National Life Insurance Co.	28.06%
Lincoln Benefit Life Insurance Co.	29.24%

REPORTS AVAILABLE

Copies of the Fund’s annual and semi-annual report will be furnished without charge upon request. Call Van Eck at 1-800-826-2333, or visit the Van Eck website at www.vaneck.com to request, free of charge, the annual or semi-annual reports or other information about the Fund. To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a contract owner. Call Van Eck at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

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Exhibit A

VAN ECK WORLDWIDE INSURANCE TRUST
WORLDWIDE ABSOLUTE RETURN FUND

SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 17th day of October, 2007 by and between PANAGORA ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Delaware and having its principal place of business in Boston, Massachusetts (the “Sub-Advisor”) and VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the “Advisor”).

WHEREAS, Van Eck Worldwide Insurance Trust (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (“1940 Act”); and

WHEREAS, the Sub-Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (“Advisors Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in one of such series, namely, Worldwide Absolute Return Fund (the “Fund”) and invests the proceeds in securities and other assets; and

WHEREAS, the Trust has retained the Advisor to render management and advisory services; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets as may, from time to time, be allocated by the Advisor to the Sub-Advisor (the “Allocated Assets”) and the Sub-Advisor is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1.      APPOINTMENT OF SUB-ADVISOR

         With respect to the Allocated Assets the Advisor hereby appoints the Sub-Advisor to act as investment advisor to the Fund for the period and on the terms herein set forth. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Advisor serves as investment advisor to the Fund pursuant to this Agreement, the obligation of the Advisor under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Advisor, the Advisor and other sub-advisors as the Advisor, in its sole discretion, deems appropriate. Advisor will determine and review with Sub-Advisor the investment policies of the Fund; and, with respect to the Allocated Assets, the Sub-Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Advisor will compensate the Sub-Advisor for its services to the Fund. The Advisor or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Advisor at any time in their sole discretion, and the Advisor shall at such time assume the responsibilities of the Sub-Advisor unless and until a successor investment advisor is selected.

2.      DUTIES OF SUB-ADVISOR

         With respect to the Allocated Assets only, the Sub-Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

(a)      Investment Program. The Sub-Advisor will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Advisor) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Assets shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Advisor will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, (together, the “Registration Statement”), along with copies of the Trust’s Master Trust Agreement and By-laws as they may be amended from time to time, copies of which shall be sent to the Sub-Advisor by the Advisor. The Sub-Advisor also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Advisor and the Trust agree, subject always to the control of the Board and to the provisions of the Master Trust Agreement of the Trust, the Trust’s By-laws and the 1940 Act. The Sub-Advisor will provide the services under this Agreement so that the Allocated Assets will qualify as a regulated investment company under sub-chapter M and will be “adequately diversified” as defined in Section 817(h) of the Internal Revenue Code of 1986, as it may be amended from time to time. With respect to the services provided by the Sub-Advisor under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Advisor will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance.

(b)      Office Space and Facilities. The Sub-Advisor will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets.

(c)      Personnel. The Sub-Advisor shall provide executive and clerical personnel for managing the Allocated Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Advisor or its affiliates, except as otherwise provided herein.

(d)      Portfolio Transactions. All orders placed by the Sub-Advisor for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the

Sub-Advisor. Although the Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Advisor or an affiliate of the Sub-Advisor in respect of accounts over which it exercises investment discretion. The Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Advisor or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Advisor or its affiliates provided that the Sub-Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Advisor. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Advisor, Sub-Advisor, or another of the Fund’s Sub-Advisor, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 procedures that the Trust’s Board of Trustees shall adopt from time to time. The Sub-Adviser agrees that it will not consult with any other investment adviser to the Fund concerning transactions on behalf of the Fund.

(e)      In connection with the purchase and sale of securities for the Fund, the Sub-Advisor will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Advisor will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent.

(f)      The Sub-Advisor will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Advisor, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review, the Sub-Advisor. The Sub-Advisor, or its agent, shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

(g)      The Sub-Advisor, or its agent, will provide the Trust or the Advisor with all of the Fund’s investment records and ledgers maintained by the Sub-Advisor (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Advisor to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Advisor, or its agent, will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(h)      The Sub-Advisor will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Advisor may reasonably request.

(i)      In managing the Fund and carrying out its obligations under this Agreement, the Sub-Advisor shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Advisor or counsel to the Sub-Advisor.

3.      EXPENSES OF THE TRUST

Except as provided in sections 2(d) and (h) above, the Sub-Advisor shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Fund shall be responsible for all its own expenses.

4.      SUB-ADVISORY FEE

For the services and facilities to be provided to the Fund by the Sub-Advisor as provided in Paragraph 2 hereof, the Advisor shall pay the Sub-Advisor a fee, payable monthly, at the annual rate of __% of the Fund’s average daily net Allocated Assets from the Advisory fee it receives from the Fund, as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. The Trust shall not be liable for the obligation of the Advisor to make payment to the Sub-Advisor.

5.      REPRESENTATIONS, COVENANTS AND WARRANTIES

(a)	The Advisor hereby represents and warrants as follows:

(1)

That it is registered with the Securities and Exchange Commission as an investment advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

	(2)	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

(3)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(b) The Advisor hereby covenants and agrees that, so long as this Agreement shall remain in effect:

(1)

It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

(3)	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

(c) The Sub-Advisor hereby represents and warrants, with respect to the Allocated Assets, as follows:

(1)

That it is registered with the Securities and Exchange Commission as an investment advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

(3)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(d) The Sub-Advisor hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

(1)

It shall maintain its registration in good standing as an investment advisor under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

(2)	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

(3)	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

(4)

It shall promptly notify the Advisor and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Advisor and the Fund promptly with respect to written material that has been provided to the Fund or the Advisor by the Sub-Advisor for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Advisor or Sub-Advisor’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Advisor, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading

6.      TRUST TRANSACTIONS

        The Sub-Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

7.      RELATIONS WITH TRUST

        Subject to and in accordance with the Master Trust Agreement and ByLaws of the Trust, the Articles of Incorporation and By-Laws of the Advisor and Sub-Advisor and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Advisor is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, By-laws and any applicable law, rule or regulation.

8.      LIABILITY OF ADVISOR, SUB-ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST

        Neither the Advisor, Sub-Advisor nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor, Sub-Advisor or such persons against any liability, to the Trust or its shareholders to which the Advisor or Sub-Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

9.      INDEMNIFICATION

(a)      Not withstanding Section 8 of the Agreement, the Advisor agrees to indemnify and hold harmless the Sub-Advisor, any affiliated person of the Sub-Advisor, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“Controlling Person”) the Sub-Advisor (all of such persons being referred to as “Sub-Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Advisor), or litigation (including legal and other) expenses to which a Sub-Advisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Advisor’s responsibilities to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor or the Trust or to any affiliated person of the Advisor by a Sub-Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Advisor provided however, that in no case shall the indemnity in favor of the Sub-Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(b)      Notwithstanding Section 8 of this Agreement, the Sub-Advisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each controlling person of the Advisor (all of such persons being referred to as “Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Advisor), or litigation (including legal and other) expenses to which an Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Advisor’s responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Advisor for inclusion in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact so supplied by the Sub-Advisor, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Advisor, or any affiliated person of the Sub-Advisor by an Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Advisor provided however, that in no case shall the indemnity in favor of an Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(c)      Neither the Advisor nor the Sub-Advisor shall be liable under this Section with respect to any claim made against an Advisor Indemnified Person or Sub-Advisor Indemnified Person (together “Indemnified Person” or each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

(d)      The parties agree not to, directly or through an affiliate, make any claim against an indemnifying party hereunder for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection therewith, except to the extent such claims or damages result from the negligence or willful misconduct of such indemnifying party.

l0.      DURATION AND TERMINATION OF THIS AGREEMENT

(a)      Duration. This Agreement shall become effective on the date hereof unless terminated as herein provided, this Agreement shall remain in full force and effect until July 31, 2008 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)      Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Advisor or Sub-Advisor or, on sixty (60) days written notice to the other party.

(c)      Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11.      CONFIDENTIALITY

(a)      The parties understand that proprietary and confidential information will, from time to time, be exchanged. Proprietary and confidential information may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Advisor or Sub-Advisor; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

(b)      Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by a any Federal or State regulatory body, court, association, authority or agency such as the National Association of Securities Dealers or the Securities and Exchange Commission; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

12.     PRIOR AGREEMENT SUPERSEDED

          This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

13.     MISCELLANEOUS

(a)      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14.     USE OF NAME

(a)      It is understood that the name “Van Eck” or any derivative thereof or logo associated with that name is the valuable property of the Advisor and its affiliates, and that the Trust and Sub-Advisor have the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Fund. Upon termination of the Sub-Advisor Investment Advisory and Management Agreement between the Trust and the Advisor, the Sub-Advisor shall forthwith cease to use such name (or derivative or logo).

(b)      It is understood that the name “PanAgora” or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates and that the Advisor, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is investment advisor to the Fund. Upon termination of this Agreement the Trust and Advisor shall forthwith cease to use such name (or derivative or logo).

15.     LIMITATION OF LIABILITY

         The term “Van Eck Worldwide Insurance Trust” means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1986 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust.

16.     SERVICES NOT EXCLUSIVE

         It is understood that the services of the Sub-Advisor are not exclusive, and nothing in this Agreement shall prevent the Sub-Advisor (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION

By:

PANAGORA ASSET MANAGEMENT

By: